UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials Soliciting Material Pursuant to §240.14a-12

GUGGENHEIM STRATEGIC OPPORTUNITIES FUND (NYSE: GOF)

(Exact Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)Title of each class of securities to which transaction applies:

(2)Aggregate number of securities to which transaction applies:

(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)Proposed maximum aggregate value of transaction:

(5)Total fee paid:

Fee paid previously with preliminary materials:

Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)Amount Previously Paid:

(2)Form, Schedule or Registration No.:

(3)Filing Party:

(4)Date Filed:

Guggenheim Investments Announces Results and Adjournment of Special Shareholder Meeting for the Mergers of GPM, GGM and

GOF

NEW YORK, NY, August 24, 2021 – Guggenheim Investments announced today the results and adjournment of the joint special meeting of shareholders (the "Special Meeting") of Guggenheim Strategic Opportunities Fund (NYSE: GOF), Guggenheim Enhanced Equity Income Fund (NYSE: GPM) and Guggenheim Credit Allocation Fund (NYSE: GGM), each a closed-end fund (each, a "Fund" and together, the "Funds"), to approve the mergers of GPM and GGM with and into GOF (each, a "Merger" and together, the "Mergers").

Acquired Funds	Ticker	Acquiring Fund	Ticker

Guggenheim Enhanced Equity Income Fund	GPM	Guggenheim Strategic	GOF
Guggenheim Credit Allocation Fund	GGM	Opportunities Fund

At the Special Meeting, shareholders of GPM and GGM voted to approve the Mergers. The Special Meeting was adjourned with respect to GOF in order to allow GOF shareholders additional time to vote on the Mergers. Although the substantial majority of GOF's shareholders who have voted their shares in connection with the Special Meeting have voted to approve the Mergers, GOF's Special Meeting will adjourn temporarily in order to achieve the necessary quorum.

The Special Meeting with respect to GOF will reconvene on Tuesday, September 14 at 10:00 a.m. Central time. The reconvened Special Meeting will be held in a virtual format. Shareholders will not be able to attend the reconvened Special Meeting in person.

Each Merger will be consummated only if GOF's shareholders vote to approve each Merger. Approval of the Merger of GPM into GOF is not contingent upon approval of the Merger of GGM into GOF, and likewise, approval of the Merger of GGM into GOF is not contingent upon approval of the Merger of GPM into GOF. Upon closing of the Mergers, GOF would continue to be subject to its current investment objectives, policies and restrictions. Shareholders of GPM and GGM would receive newly issued common shares of GOF, the aggregate net asset value (not the market value) of which will equal the aggregate net asset value of their common shares held immediately prior to the Merger(s).

The Mergers are intended to provide potential benefits to common shareholders, including enhanced investment opportunities and greater secondary market liquidity for each Fund's common shareholders, among other things.

Guggenheim Partners	1

Additional Information

This press release is not intended to, and does not, constitute an offer to purchase or sell shares of any of the Funds; nor is this press release intended to solicit a proxy from any shareholder of any of the Funds. The solicitation of proxies to effect each merger was made by a final, effective Registration Statement on Form N-14, which included a definitive Combined Proxy Statement/Prospectus, after the Registration Statement was declared effective by the Securities and Exchange Commission (the "SEC").

This press release references a Registration Statement, which includes a Combined Proxy Statement/Prospectus, filed by the Funds.

The Funds and their respective trustees, officers and employees, and Guggenheim Investments, and its shareholders, officers and employees and other persons may be deemed to be participants in the solicitation of proxies with respect to the mergers. Investors and shareholders may obtain more detailed information regarding the direct and indirect interests of the Funds' respective trustees, officers and employees, and Guggenheim Investments and its shareholders, officers and employees and other persons by reading the Combined Proxy Statement/Prospectus relating to the mergers.

INVESTORS AND SECURITY HOLDERS OF THE FUNDS ARE URGED TO READ THE COMBINED PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION ABOUT THE MERGERS. INVESTORS SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES AND EXPENSES OF THE FUNDS CAREFULLY. THE COMBINED PROXY STATEMENT/PROSPECTUS CONTAINS INFORMATION WITH RESPECT TO THE INVESTMENT OBJECTIVES, RISKS, CHARGES AND EXPENSES OF THE FUNDS AND OTHER IMPORTANT INFORMATION ABOUT THE FUNDS.

The Combined Proxy Statement/Prospectus does not constitute an offer to sell securities, nor does it constitute a solicitation of an offer to buy securities.

Shareholders may obtain free copies of the Registration Statement and Combined Proxy Statement/Prospectus and other documents filed with the SEC at the SEC's web site at www.sec.gov. In addition, free copies of the Combined Proxy Statement/Prospectus and other documents filed with the SEC may also be obtained by directing a request to Guggenheim Investments at 800-345-7999.

Each Fund also files annual and semi-annual reports and other information with the SEC. Filings made with the SEC by a Fund are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov .

Guggenheim Partners	2

About Guggenheim Investments

Guggenheim Investments is the global asset management and investment advisory division of Guggenheim Partners, LLC ("Guggenheim"), with over $255 billion* in assets under management across fixed income, equity, and alternative strategies. We focus on the return and risk needs of insurance companies, corporate and public pension funds, sovereign wealth funds, endowments and foundations, consultants, wealth managers, and high-net-worth investors. Our 275+ investment professionals perform rigorous research to understand market trends and identify undervalued opportunities in areas that are often complex and underfollowed. This approach to investment management has enabled us to deliver innovative strategies providing diversification opportunities and attractive long-term results.

Guggenheim Investments includes Guggenheim Funds Investment Advisors, LLC ("GFIA"), Guggenheim Partners Investment Management ("GPIM"), and Guggenheim Funds Distributors, LLC ("GFD"). GFD serves as servicing agent for AVK. GFIA serves as Investment Adviser for FMO, GBAB, GGM and GOF. GPIM serves as Investment Sub-Adviser for GBAB, GGM and GOF. Tortoise Capital Advisors, L.L.C. serves as Investment Sub-Adviser for FMO and is not affiliated with Guggenheim. The Investment Adviser for AVK is Advent Capital Management, LLC and is not affiliated with Guggenheim.

*Assets under management are as of 06.30.2021 and include leverage of $16.3bn. Guggenheim Investments represents the following affiliated investment management businesses of Guggenheim Partners, LLC: Guggenheim Partners Investment Management, LLC, Security Investors, LLC, Guggenheim Funds Distributors, LLC, Guggenheim Funds Investment Advisors, LLC, Guggenheim Corporate Funding, LLC, Guggenheim Partners Europe Limited, Guggenheim Partners Fund Management (Europe) Limited, Guggenheim Partners Japan Limited, GS GAMMA Advisors, LLC, and Guggenheim Partners India Management.

There can be no assurance that the Funds will achieve their investment objectives. Investments in the Funds involve operating expenses and fees. The net asset value of the Funds will fluctuate with the value of the underlying securities. It is important to note that closed-end funds trade on their market value, not net asset value, and closed-end funds often trade at a discount to their net asset value. Past performance is not indicative of future performance.

Certain statements contained in this press release may constitute forward-looking statements that involve a number of risks, uncertainties and other factors that could cause actual results to differ materially. Forward-looking statements speak only on the date at which such statements are made and Guggenheim undertakes no duty or obligation to update any forward-looking statements to reflect events or circumstances after the date of such statement.

Investors should consider the investment objectives and policies, risk considerations, charges and expenses of any investment before they invest. For this and more information, visit  www.guggenheiminvestments.com  or contact a securities representative or Guggenheim Funds Distributors, LLC 227 West Monroe Street, Chicago, IL 60606, 800-345-7999.

Guggenheim Partners	3

Analyst Inquiries

William T. Korver cefs@guggenheiminvestments.com

Not FDIC-Insured | Not Bank-Guaranteed | May Lose Value

Member FINRA/SIPC (8/21) 49443

Guggenheim Partners	4